UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Usio, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2022 Annual Shareholders’ Meeting and Proxy Statement	Tuesday, June 21, 2022 at 10 a.m. CDT

Usio's Offices

3611 Paesanos Parkway, Suite 300,

San Antonio, Texas 78231

and via webcast*

3611 Paesanos Parkway, Suite 300

San Antonio, TX 78231

(210) 249-4100

April 29, 2022

Dear Fellow Shareholder:

You are cordially invited to attend the 2022 Annual Meeting of Shareholders of Usio, Inc. The meeting will be held at 10 a.m. local time on Tuesday, June 21, 2022, at Usio's offices located at 3611 Paesanos Parkway, Suite 300, San Antonio, Texas 78231. Shareholders will be able to participate in the meeting online, vote shares electronically and submit questions during the meeting. In order to participate in the Annual Meeting online, shareholders must register by sending an email to ir@usio.com or by calling (210) 249-4050 by 12 p.m. CDT on June 20, 2022 and provide certain documentation to indicate that they are a shareholder.

The formal Notice of the 2022 Annual Meeting and Proxy Statement has been made a part of this invitation.

Whether or not you attend the Annual Meeting, it is important that your shares are represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting: The Proxy Statement, form of proxy, Annual Report on Form 10-K for the year ended December 31, 2021 and related materials are available at www.proxyvote.com, by using the QR codes at the end of this document, or by contacting our Investor Relations department through email at ir@usio.com.

The Board of Directors and our Company management look forward to seeing you at the Annual Meeting.

Thank you.

Louis A. Hoch	Michael R. Long	Ernesto R. Beyer	Blaise C. Bender	Bradley Rollins

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

Tuesday, June 21, 2022, 10:00 a.m., Central Daylight Time

Usio's Offices,

3611 Paesanos Parkway, Suite 300,

San Antonio, TX 78231

We are pleased to invite you to join our Board of Directors, senior leadership and other shareholders for our 2022 Annual Meeting of Usio, Inc. shareholders. The meeting will be held at our offices, located at 3611 Paesanos Parkway, Suite 300, San Antonio, TX 78231, at 10:00 a.m. local time on Tuesday, June 21, 2022. In order to participate in the Annual Meeting online, shareholders must register by sending an email to ir@usio.com or by calling (210) 249-4050 by 12 p.m. CDT on June 20, 2022 and provide certain documentation to indicate that they are a shareholder. The purposes of the meeting are:

•	To elect one Class II Director, Michael R. Long, nominated by our Board of Directors, to serve until the 2025 Annual Meeting of Shareholders;

•	To consider and vote on whether to approve, on an advisory basis, the compensation paid to our Named Executive Officers for the year ended December 31, 2021;

•	To consider and vote upon, on a non-binding advisory resolution to establish the frequency of future advisory shareholder votes to approve the compensation of our Named Executive Officers;

•	To ratify the appointment of ADKF, P.C. as our independent registered public accounting firm for the year ending December 31, 2022; and

•	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

The Board of Directors has set April 27, 2022 as the record date for the Annual Meeting. This means that only shareholders of record of Usio as of the close of business on that date are entitled to receive notice of the meeting, and vote at the meeting and any adjournment or postponement of the meeting.

For ten days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 3611 Paesanos Parkway, Suite 300, San Antonio, TX 78231. This Proxy Statement, form of proxy and our Annual Report for the year ended December 31, 2021 are available online at www.proxyvote.com and www.usio.com/proxy and www.usio.com/10k or by using the QR codes at the end of this document. You can also access these materials by contacting our Investor Relations Department by email at ir@usio.com.

By Order of the Board of Directors,

Louis A. Hoch President and Chief Executive Officer

Your Vote is Important to us. Regardless of whether you plan to attend, we urge all shareholders to vote on the matters described in the accompanying Proxy Statement we hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the Annual Meeting.

PROXY SUMMARY

General Voting and Meeting Information

The Notice and Access cards detailing the availability of this Proxy Statement and proxy card are first mailed to shareholders on or about May 2, 2022, and all proxy documents will be made available via www.proxyvote.com. It is important that you carefully review the proxy materials, and follow the instructions below to cast your vote on all voting matters.

Voting Methods

Even if you plan to attend the Annual Meeting in person please vote as soon as possible by using one of the following advance voting methods. Make sure to have your notice card, proxy card or voting instruction form in hand and to follow the instructions.

You can vote in advance through one of three ways:

Via the Internet* – Visit the website listed on your notice card, proxy card or voting instruction form.

By Telephone* – Call the telephone number listed on your notice card, proxy card or voting instruction form.

By Mail – If you are a shareholder of record and have received a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions in the notice. Then sign, date, and return your proxy card/voting instruction form in the enclosed envelope.

*

If you are a beneficial owner you may vote via the Telephone or Internet if your bank, broker, or other nominee makes those methods available, in which case they will include the instructions with the proxy materials. If you are a shareholder of record, Usio will include instructions on how to vote via Internet or Telephone directly on your notice or proxy voting card.

Voting at the Annual Meeting

Shareholders of record may vote at the Annual Meeting. Beneficial owners may vote in person if they have a legal proxy. Even if you plan to attend the Annual Meeting in person or by webcast, we strongly recommend that you submit your proxy or voting instructions or vote by Telephone or the Internet prior to the meeting so that your vote will be counted, if you later decide not to attend the Annual Meeting.

Voting Matters and Board Recommendations

Shareholders are being asked to vote on the following matters at the 2022 Annual Meeting:	Recommendation
PROPOSAL 1 - Election of Director	FOR

Election of one Class II director nominee, Michael R. Long. The Board believes that the nominee’s knowledge, skills, and abilities will positively contribute to the function of the Board as a whole. Accordingly, your proxy holder will vote your shares FOR the election of the Board’s nominee unless you instruct otherwise.

PROPOSAL 2 - Advisory Vote to Approve Executive Compensation	FOR

The Say-on-Pay Proposal, to approve, on an advisory basis, the compensation paid to our Named Executive Officers for the year ended December 31, 2021. The Company has designed its compensation programs to reward and motivate employees to continue to grow the Company. The Board of Directors takes shareholder views seriously and will take into account the advisory vote in future executive compensation decisions. Accordingly, your proxy holder will vote your shares FOR the approval of the executive compensation paid to our Named Executive Officers unless you instruct otherwise.

PROPOSAL 3 – Advisory Vote on Frequency of Say-on-Pay	1 Year

This proposal gives our shareholders the opportunity to cast an advisory, non-binding vote, in accordance with Section 14A of the Exchange Act, on how often we should include advisory say-on-pay votes (that is, votes similar to Proposal 2 in this proxy statement) in our proxy materials for our future annual shareholders’ meetings or any special shareholders’ meeting for which we must include Named Executive Officer compensation information in the proxy materials. Shareholders may vote their preference to have future advisory say-on-pay votes once every year, once every two years, or once every three years. If you have no preference, you may choose to abstain from voting on this proposal. The Board believes that holding an annual advisory say-on-pay vote is the most appropriate option for our company because it will allow our shareholders to provide us with their input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement on a timely basis. The Board therefore recommends shareholders vote “1 Year” for this Proposal.

PROPOSAL 4 - Ratification of Independent Registered Public Accounting Firm	FOR

ADKF, P.C. has been appointed as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The Audit Committee and the Board believe that retention of the firm is in the best interests of the Company and its shareholders. Accordingly, your proxy holder will vote your shares FOR the ratification of the appointment of ADKF, P.C. as our independent registered public accounting firm unless you instruct otherwise.

Questions and Answers

1.          What is a proxy statement, what is a proxy and how does it work?

A proxy statement is a document that the U.S. Securities and Exchange Commission requires us to give you when we ask you to sign a proxy card designating someone other than you to vote the stock you own. The written document you sign indicating who may vote your shares of common stock is called a proxy card and the person you designate to vote your shares is called a proxy. The Board of Directors is asking to act as your proxy. By signing and returning to us the proxy card you are designating us as your proxy to cast your votes at the Annual Meeting. We will cast your votes as you indicate on the proxy card.

Our employees, officers and directors may solicit proxies. We will bear the cost of soliciting proxies and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock.

2.          Who is entitled to vote at the Annual Meeting?

Only shareholders who were Usio, Inc. shareholders of record at the close of business on April 27, 2022, or the Record Date, may vote at the Annual Meeting of Shareholders. As of the close of business on the Record Date, there were 25,538,807 shares of our common stock outstanding (which excludes 1,352,871 treasury shares). Each shareholder is entitled to one vote for each share of our common stock held as of the Record Date.

3.          What is the difference between a shareholder of record and a beneficial owner?

If your shares are registered directly in your name with Usio’s transfer agent, American Stock Transfer and Trust Company, LLC, you are considered, with respect to those shares, a shareholder of record. As a shareholder of record, we will send you a Notice Regarding the Availability of Proxy Material for the Annual Meeting.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of your shares of common stock. The Notice Regarding the Availability of Proxy Material for the Annual Meeting has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the proxy materials.

4.          What does it mean if I receive more than one proxy card?

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a notice card, proxy card or voting instruction form for each account. Please vote each proxy card or voting instruction form you receive using one of the voting methods outlined elsewhere in this proxy statement.

5.          What proposals will be voted on at the 2022 Annual Meeting?

The following proposals will be voted on at the Annual Meeting:

•	Elect one Class II director, Michael R. Long, nominated by the Board of Directors, to serve until the 2025 Annual Meeting or until a successor is duly elected and qualified;

•	Approve on an advisory basis, of the compensation paid to our Named Executive Officers during the year ended December 31, 2021, or the Say-on-Pay Proposal;

•	Establish the frequency of future Say-on-Pay Proposals on an advisory basis; and

•	Ratify of the appointment of ADKF, P.C. as our independent public accounting firm for the year ending December 31, 2022.

6.          What are the Board’s recommendations?

Our Board recommends that you vote:

•	“FOR” Proposal No. 1 to elect one Class II director nominee, Michael R. Long;

•	“FOR” Proposal No. 2, the Say-on-Pay Proposal, to approve on an advisory basis, the compensation paid to our Named Executive Officers for the year ended December 31, 2021;

•	“1 Year” on Proposal No. 3, to establish the frequency of future Say-on-Pay Proposals; and

•	“FOR” Proposal No. 4 to ratify the appointment of ADKF, P.C. as our independent registered public accounting firm for the year ending December 31, 2022.

7.          Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for shareholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote that proxy in accordance with their best judgment.

8.          How will my shares be voted?

To designate how you would like to vote, fill out the proxy card or voting instruction form indicating how you would like your votes cast. If you do not specify how to vote, we will vote your shares as follows:

•	“FOR” Proposal No. 1 to elect one Class II director nominee, Michael R. Long;

•	“FOR” Proposal No. 2, the Say-on-Pay Proposal, to approve on an advisory basis, the compensation paid to our Named Executive Officers for the year ended December 31, 2021;

•	“1 Year” on Proposal No. 3, to establish the frequency of future Say-on-Pay Proposals; and

•	“FOR” Proposal No. 4 to ratify the appointment of ADKF, P.C. as our independent registered public accounting firm for the year ending December 31, 2022.

9.          Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with our Secretary, at Usio, Inc., 3611 Paesanos Parkway, Suite 300, San Antonio, TX 78231, a written notice of revocation or deliver a valid, later-dated proxy. If you submitted your proxy by telephone or the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

10.          What is a broker non-vote and what is the impact of not voting?

A broker “non-vote” occurs when a nominee holding shares of common stock for a beneficial owner, such as a bank or broker, does not vote on one or more proposals because the nominee does not have discretionary voting power on that matter, which is also referred to as holding shares in street name. Your bank or broker does not have discretion to vote uninstructed shares on the proposals in this Proxy Statement, except for Proposal No. 4 to ratify the appointment of our independent registered public accounting firm. As a result, if you hold your shares in street name it is critical that you provide instructions to your bank or broker, if you want your vote to count in the election of directors and the advisory vote related to executive compensation.

11.          What constitutes a quorum?

A quorum is the minimum number of shareholders necessary to conduct the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 25,538,807 shares of our common stock outstanding (which excludes 1,352,871 treasury shares). Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for the purpose of determining the presence of a quorum.

12.          Is cumulative voting permitted for the election of directors?

No. Shareholders may not cumulate votes in the election of directors, which means that each shareholder may vote only the number of shares he or she owns for a single director candidate.

13.          What is the vote required for a proposal to pass?

Proposal No. 1—Election of Directors: The affirmative vote of a plurality of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, in person or by proxy, is required for the election of the nominees. Thus, assuming a quorum is present at the Annual Meeting, the nominee who receives the most affirmative votes will be elected as Class II director. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors.

Proposal No. 2—Say-on-Pay: Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker “non-votes,” if any, will not have any impact on this advisory vote.

Proposal No. 3 – Frequency of Say-on-Pay: Shareholders may cast a vote for “1 Year,” “2 Years,” “3 Years” or “ABSTAIN” from voting on this proposal. Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Board values the opinions expressed by our shareholders and will take into account the outcome of this vote when considering the frequency of future advisory say-on-pay votes. Abstentions and broker “non-votes,” if any, will not have any impact on this advisory vote.

Proposal No. 4—Ratification of the Selection of our Independent Registered Public Accounting Firm: The affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting, is required to ratify our selection of ADKF, P.C. as our independent registered public accounting firm for the year ending December 31, 2022. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock entitled to vote. Accordingly, an abstention will have the effect of a negative vote. Because Proposal No. 4 is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this proposal. Thus, if you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on this proposal, your broker may cast a vote on your behalf for this proposal.

GOVERNANCE

Proposal No. 1 – Election of Director

Election of one Class II director nominee. The Board believes that the nominee’s knowledge, skills, and abilities would positively contribute to the function of the Board as a whole. Accordingly, your proxy holder will vote your shares FOR the election of the Board’s nominees named below unless you instruct otherwise.

Directors and Nominees

As established by our Bylaws, our Directors are divided into three classes serving staggered three-year terms. Our Board currently consists of five directors:

	Name	Position with our Company	Director Since	Current Term Expires
Class I
	Louis A. Hoch	President, CEO, and Class I Director	1998	2024
	Blaise C. Bender	Class I Director	2019	2024
Class II
	Michael R. Long	Chairman of the Board, and Class II Director	1998	2022
Class III
	Ernesto R. Beyer	Class III Director	2020	2023
	Bradley Rollins	Class III Director	2017	2023

With regard to the election of directors, votes may be cast “FOR” or “WITHHOLD.” Provided that a quorum is present, the affirmative vote by the holders of a plurality of the shares of common stock present and voting at the Annual Meeting is required to elect the nominees for director.

What am I voting on?

Shareholders are being asked to elect one Class II director nominee for a three-year term. The following sections include information about all Directors, including Michael R. Long, this year’s nominee.

Required Vote and Voting Recommendation

The affirmative vote of a plurality of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, in person or by proxy, is required for the election of the nominee. Thus, assuming a quorum is present at the 2022 Annual Meeting, the nominee who receives the most affirmative votes will be elected as Class II director. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors.

Your Board of Directors recommends a vote FOR the election of Class II Director, Michael R. Long.

Director Biographies and Qualifications

The biographies of our directors and certain information regarding each director’s experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a Director of Usio, Inc. are stated below.

Class I Directors with a Three-Year Term Ending with the 2024 Annual Meeting of Shareholders

Louis A. Hoch, age 56 – President, Chief Executive and Operating Officer and Vice Chairman of the Board

Mr. Hoch has served as our Chief Executive Officer since August 4, 2016, and as our President, Chief Operating Officer, and a director of our Company since July 1998. He also serves as Vice Chairman of our Board of Directors and as Chief Executive Officer of our wholly-owned subsidiary FiCentive, Inc. Mr. Hoch is a valuable member of our Board as he has over twenty-five years of management experience, twenty-three years of which were at a senior executive level, and he is an expert in payment processing, large systems development, call center operations and service bureau operations. He holds inventor status on U.S. Patent No. 7,021,530 (“System and method for managing and processing stored-value cards and bill payment therefrom”). Mr. Hoch has held various key management positions with U.S. Long Distance, Billing Concepts, Inc. and Andersen Consulting. Mr. Hoch holds a BBA in Computer Information Systems and an MBA in International Business Management, both from Our Lady of the Lake University Business School. He holds the industry certification CCP, or Certified Payments Professional.

Blaise C. Bender, age 65 – Director

Blaise C. Bender is currently President and Managing Shareholder of Blaise C. Bender, P.C., a law firm that concentrates on business and non-profit development, mergers and acquisitions, contractual and transactional analysis, business and individual tax planning, representation on tax issues and controversies impacting individuals and businesses, corporate legal counsel assistance, real estate, strategic planning, health care analysis and estate and trust assessment. Mr. Bender is also currently a board member of Credit Human, FCU as well as the Texas Society of CPA’s and an adjunct faculty member at Trinity University teaching in their Masters of Accounting program. Mr. Bender is a member of the state bar of Texas and is a licensed CPA. Earlier in his career, Mr. Bender was a full-time college professor for over twenty years. He has also worked for public accounting firms, such as Arthur Anderson & Co., Deloitte Touche and Ernst and Young. He received his B.B.A in Accounting and a Masters of Science in Finance from Texas A&M University. Mr. Bender also received an MPA in Taxation from UTSA and a Juris Doctor in Law from St. Mary’s University.

Class II Director and 2022 Director Nominee

Michael R. Long, age 77 – Chairman of the Board and Co-Founder

Mr. Long has served as our Chairman of our Board of Directors since July 1998. He has also held the position of our Chief Executive Officer from July 1998 to August 2016 and our Chief Financial Officer from September 2003 to March 2015, in addition to his other positions with us. Mr. Long has more than thirty years of senior executive management and systems development experience in six publicly traded companies, as well as experience operating a systems consulting business. Before assuming the highest position with our Company, Mr. Long was Vice President of Information Technology at Billing Concepts, Inc., the largest third-party billing clearinghouse for the telecommunications industry. Mr. Long’s career experience also includes financial services industry business development for Andersen Consulting and several executive positions in publicly traded telecommunications and financial services companies. Mr. Long is a valuable member of our Board due to his depth of operating, strategic, systems development, transactional, and senior management experience in our industry. Additionally, Mr. Long has held positions of increasing responsibility at our Company and holds intimate knowledge of our Company due to his longevity in the industry and with us. Currently, Mr. Long is also a director of Face Key, Inc.

Class III Directors with a Three-Year Term Ending with the 2023 Annual Meeting of Shareholders

Ernesto R. Beyer, age 51 – Director

Ernesto R. Beyer was appointed to our Board on August 29, 2020. He has over 25 years of experience in international trade and is currently serving as Latin America Market Manager of Xcoal Energy & Resources, an American company that is the largest exporter of mineral coal from the United States. Mr. Beyer is also the owner of Beyco International, LLC. Mr. Beyer has developed and established commercial relationships with some of the largest steel producing companies and power utilities in Latin America, including government owned entities. Earlier in his career, Mr. Beyer held managerial and leadership positions as Plant Manager at one of Trinity Industries, Inc. railcar manufacturing facilities in Mexico where he led operations from startup to full capacity production. Mr. Beyer received his MBA in International Business from the University of Texas at San Antonio in 1995. Mr. Beyer also received a B.S. in Electronics and Communications Engineering from Monterrey Institute of Technology and Higher Education in Monterrey, Mexico in 1991.

Bradley Rollins, age 50 – Director

Bradley Rollins is currently the President and CEO of Dahill Office Technology Corporation, a Xerox company, one of Texas’s largest office technology organizations specializing in complete office automation. Mr. Rollins began his career at Dahill by joining the company’s sales organization in 2000. Quickly advancing through several specialist and management positions, he assumed the role of President and CEO in January 2009. Earlier in his career, Mr. Rollins was a regional sales director for Tri-State Financial Group, a financial planning firm, for over eight years. Active in community development, Mr. Rollins is currently a board member of the United Way of San Antonio and serves as a regional fundraiser for the MS Society. From January 2014 to January 2015, Mr. Rollins served as a board member for the San Antonio Regional Development Foundation. From January 2013 to January 2014, he was the Chairman of the North San Antonio Chamber of Commerce, where he had been a member since 2008. Mr. Rollins obtained a business management and mathematics degree from Western Kentucky University.

Board Meetings and Annual Meeting Attendance

Our Board of Directors held six meetings during 2021, and in addition, took action from time to time by unanimous written consent. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors held during the period for which such Director served on our Board of Directors and of the Committees on which such director served.

We do not have a policy that requires the attendance of directors at our Annual Meetings of Shareholders. Messrs. Hoch, Beyer, Long and Rollins attended the 2021 Annual Meeting.

Committees of the Board of Directors

On May 19, 2015, our Board established our new committee structure by appointing an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee. The Board of Directors has determined that each director who serves on these committees is “independent,” as that term is defined by the Nasdaq Listing Rules and rules of the SEC. The Board of Directors has adopted written charters for its Audit Committee, its Compensation Committee and its Nominations and Corporate Governance Committee. Copies of these charters are available on our website at www.usio.com/invest. In addition to the number of meetings referenced below, the Committees also took actions by unanimous written consent.

Information about each of our committees is stated below:

Name of Committee Member	Audit	Compensation	Nominations and Corporate Governance
Blaise Bender
Ernesto Beyer	●	●	●
Bradley Rollins	●	●	●

  Committee Chair                  ● Committee member

Audit Committee

Effective April 1, 2019, our Board appointed Mr. Blaise Bender to serve as chair of our Audit Committee. Mr. Bender meets the standard of “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. Mr. Rollins served as member of the Audit Committee since May 5, 2017 and Mr. Beyer served as a member of the Audit Committee since August 29, 2020. Messrs. Bender, Beyer, and Rollins meet the independence standards for independent directors under the rules of the Nasdaq Stock Market published in the Nasdaq Listing Rules. The Audit Committee has a written charter. The Audit Committee met four times in 2021, and in addition, took action by unanimous written consent from time to time.

The Audit Committee’s purpose is to assist the Board of Directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. ADKF, P.C., our independent accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board.

The Audit Committee is not made up of professional accountants or auditors, and its function is not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of our external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent auditor. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of our financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees our internal compliance programs.

In overseeing the preparation of our financial statements, the Audit Committee has had access to our management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles. For the year ended December 31, 2021, the Audit Committee received the independent auditor’s letter and written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Compensation Committee

Effective April 1, 2019, our Board appointed Mr. Bender as chair of the Compensation Committee. Mr. Rollins and Mr. Beyer serve as members of our Compensation Committee since May 19, 2015 and August 29, 2020, respectively. Messrs. Bender, Beyer, and Rollins meet the independence standards for independent directors under the rules of the Nasdaq Stock Market published in the Nasdaq Marketplace Rules. The Compensation Committee has a written charter. The Compensation Committee met two times in 2021, and in addition, took action by unanimous written consent from time to time.

The Compensation Committee’s primary function is to assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to major compensation plans, policies and programs of our Company. Other specific duties and responsibilities of the Compensation Committee are to review and approve goals and objectives relevant to the recommendations for approval by the independent members of the Board of Directors regarding compensation of our Chief Executive Officer and other executive officers, establish and approve compensation levels for our Chief Executive Officer and other executive officers, and to administer our stock plans and other equity-based compensation plans.

Nominations and Corporate Governance Committee

Effective April 1, 2019, our Board appointed Mr. Bender as chair of the Nominations and Corporate Governance Committee. Mr. Rollins and Mr. Beyer serve as members of our Governance Committee since May 19, 2015 and August 29, 2020, respectively. Messrs. Bender, Beyer and Rollins meet the independence standards for independent directors under the rules of the Nasdaq Stock Market published in the Nasdaq Listing Rules. The Governance Committee has a written charter. The Governance Committee met one time in 2021, and in addition, took action by unanimous written consent from time to time.

The Governance Committee’s primary function is to identify qualified individuals to become members of the Board of Directors, determine the composition of the Board and its Committees, and to monitor a process to assess Board effectiveness. Other specific duties and responsibilities of the Governance Committee are to recommend nominees to fill vacancies on the Board of Directors, review and make recommendations to the Board of Directors with respect to director candidates proposed by shareholders, and review, on an annual basis, the functioning and effectiveness of the Board and its Committees.

Director Independence, Related Person Transactions and Other Legal Information

Independent Directors

Standard for Independence — We determine independence using the definitions set forth in the Nasdaq Listing Rules and the rules under the Securities Exchange Act of 1934. These definitions define independence based on whether the director or a family member of the director has been employed by the Company in the past three years, how much compensation the director or family member of a director received, how much stock the director or family member of the director owns in the Company and whether the director or family member of the director is associated with the Company’s independent auditor.

The Board has determined that Messrs. Bender, Beyer, and Rollins are independent as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules.

Related Person Transactions

It is our policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of our Company. Our Audit Committee reviews all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the Audit Committee. In carrying out this responsibility, the Audit Committee has determined that we have the following related party transactions.

Louis Hoch

During the year ended December 31, 2021 and 2020, we purchased $4,009 and $9,886, respectively, of corporate imprinted sportswear, promotional items and caps from Angry Pug Sportswear. Louis Hoch, our President and Chief Executive Officer is a 50% owner of Angry Pug Sportswear.

As approved by the Compensation Committee, on November 1, 2020, we issued 136,891 shares of common stock to Mr. Louis Hoch, our President and Chief Executive Officer, valued at $216,000 at the closing price of $1.5779 per share from October 15, 2020 in satisfaction of the terms of the additional bonus of the employment agreement. As part of the transaction, on November 1, 2020, we repurchased 54,756 shares at the closing price of $1.5779 on October 15, 2020 from Mr. Hoch to cover his share of withholding taxes due.

Tom Jewell

On January 6, 2020, we repurchased 11,860 shares of common stock for $20,636 at the closing price on January 6, 2020 from Tom Jewell, our Chief Financial Officer to cover his share of withholding taxes due.

On January 6, 2021, we repurchased 11,860 shares for $38,545 in a private transaction at the closing price on January 6, 2021 of $3.25 per share from Tom Jewell, our Chief Financial Officer, to cover his share of withholding taxes due.

On January 6, 2022, we repurchased 11,361 shares for $47,930 in a private transaction at the closing price on January 6, 2022 of $4.21 per share from Tom Jewell, our Chief Financial Officer, to cover his share of withholding taxes due.

Officers and Directors

We granted 1,444,000 shares of common stock with a 10-year vesting period and 103,000 restricted stock units (RSUs) with a 3-year vesting period to employees and directors as a performance bonus on April 1, 2020 at an issue price of $1.08 per share. Executive officers and directors included in the grant were Louis Hoch (300,000 shares), Tom Jewell (200,000 shares), Houston Frost (150,000 shares), Blaise Bender (10,000 RSUs), and Brad Rollins (30,000 RSUs).

We granted 319,900 shares of common stock with a 10-year vesting period and 141,900 restricted stock units (RSUs) with a 3-year vesting period to employees and directors as a performance bonus on November 18, 2021 at an issue price of $6.39 per share. Executive officers and directors included in the 10-year share grant were Louis Hoch (100,000 shares), Tom Jewell (50,000 shares), Greg Carter (30,000 shares) and Houston Frost (25,000 shares). Executive officers and directors included in the 3-year RSU grant were Louis Hoch (30,000 RSUs), Tom Jewell (21,000 RSUs), Greg Carter (9,000 RSUs), Houston Frost (6,000 RSUs), Blaise Bender (12,000 RSUs), Brad Rollins (12,000 RSUs) and Ernesto Beyer (12,000 RSUs).

Arrangements or Understandings between our Executive Officers or Directors and Others

There are no arrangements or understandings between our executive officers or directors and any other person pursuant to which he was or is to be selected as a director or officer.

Other Involvement in Certain Legal Proceedings

None of our directors have been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our directors during the last ten years that we consider material to the evaluation of the ability and integrity of any director.

Board Diversity

Pursuant to Nasdaq Listing Rule 5606, as of April 27, 2022, our directors self-identify as follows:

	Female	Male
Total Number of Directors	5
Part I: Gender Identity
Directors	-	5
Part II: Demographic Background
White		4
Hispanic or Latinx		1

Information about Corporate Governance

Board Leadership Structure

Mr. Long has served as our Chairman of our Board of Directors since July 1998. He has also held the position of our Chief Executive Officer until August 4, 2016, and as our Chief Financial Officer from September 2003 to March 2015. Since August 4, 2016, Mr. Hoch has been our Chief Executive Officer. Mr. Hoch manages the day-to-day affairs of our Company and leads the Board meetings. Mr. Hoch has also served as our President, Chief Operating Officer, and a director of our Company since July 1998, and also serves as Vice Chairman of our Board of Directors. Mr. Chapa served on our Board of Directors from April 24, 2015 until his death on August 20, 2020. Our Board appointed Mr. Rollins as independent director on May 5, 2017. Effective April 1, 2019, our Board appointed Mr. Blaise Bender as independent director. Mr. Beyer was appointed to our Board on August 29, 2020. Our Board believes that having a majority of independent directors serves our Company well.

The Board believes that its structure should be informed by the needs and circumstances of our Company, the Board, and our shareholders. With this in mind, the Board believes that its structure is currently serving our Company well, and intends to maintain this where appropriate and practicable in the future.

Risk Oversight Management

The Board of Directors takes an active role, as a whole and at the committee level, in overseeing management regarding our Company’s risks. Our management keeps the Board of Directors apprised of significant risks facing our Company and the approach being taken to understand, manage and mitigate such risks. Specifically, strategic risks are overseen by the full Board of Directors; financial risks are overseen by the Audit Committee; risks relating to compensation plans and arrangements are overseen by the Compensation Committee; risks associated with director independence and potential conflicts of interest are overseen by the Audit Committee. Additional review or reporting on enterprise risks is conducted as needed or as requested by the full Board of Directors or the appropriate committee.

Director Nominations

The Board of Directors nominates directors for election at each annual meeting of shareholders and appoints new directors to fill vacancies when they arise. The Nominations and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

One of the Board of Directors’ objectives in evaluating director nominations is to ensure that its membership is composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives and skills. The Nominations and Corporate Governance Committee selects nominees for director based on the nominee's character, judgment, diversity of experience, business acumen, and ability to act on behalf of all shareholders. We do not have a formal diversity policy; however, the Governance Committee endeavors to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, manufacturing, marketing and sales, education, legal, government affairs, regulatory affairs, research and development, business development, technology and in other areas that are relevant to our activities.

The Governance Committee believes that nominees for director should have experience, such as those mentioned above, that may be useful to our Company and the Board of Directors, high personal and professional ethics and the willingness and ability to devote sufficient time to carry out effectively their duties as directors. The Governance Committee believes it is appropriate for at least one, and, preferably, multiple, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by rules of the SEC, and for a majority of the members of the Board of Directors to meet the definition of “independent director” as defined by the Nasdaq Listing Rules. The Governance Committee also believes it's appropriate for key members of our management to participate as members of the Board of Directors. Prior to each annual meeting of shareholders, the Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board of Directors with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Governance Committee determines not to re-nominate the director, a vacancy is created on the Board of Directors as a result of a resignation, an increase in the size of the Board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee or by shareholders. The Governance Committee recommended the nominees for election included in this Proxy Statement.

We consider recommendations for director candidates from our directors, officers, employees, shareholders, customers, and vendors. Shareholders wishing to nominate individuals to serve as directors may submit such nominations, along with a nominee’s qualifications, to our Board of Directors at Usio, Inc., 3611 Paesanos Parkway, Suite 300, San Antonio, Texas, 78231, and the Board of Directors will consider such nominee.

Shareholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Usio, Inc., 3611 Paesanos Parkway, Suite 300, San Antonio, Texas, 78231. Please include your name and address in the written communication and indicate whether you are a shareholder of Usio. The Secretary will review any communication received from a shareholder, and all material communications from shareholders will be forwarded to the appropriate director or directors or Committee of the Board of Directors based on the subject matter.

Director Compensation

The following table sets forth information concerning the compensation provided to each person who served as a non-employee member of our Board of Directors during the year ended December 31, 2021. Compensation provided to Directors who are also employees is listed in the Summary Compensation Table for the years ended December 31, 2021 and 2020 in the section addressing Executive Compensation.

Name	Fees earned or paid in cash ($) (1)	Stock Awards ($) (2)	All other compensation ($)	Total ($)
Michael R. Long (3)	255,000	--	15,710 (4)	270,710
Blaise C. Bender	19,000	25,560 (5)	--	44,560
Bradley Rollins	4,000	25,560 (5)	--	29,560
Ernesto R. Beyer	4,000	25,560 (5)	--	29,560

(1)	Represents meeting fees, except for Mr. Long.

(2)	Represents the aggregate grant date fair value of stock awards granted in the covered fiscal year as computed in accordance with FASB ASC Topic 718.

(3)

Michael Long is our Co-Founder and served as our Chief Executive Officer until August 4, 2016. He has served as our Chairman of the Board since July 1998. Mr. Long elected to receive a base salary of $255,000 per year in lieu of the base salary of $375,000 that would have been due to him for 2021 under the employment agreement effective February 27, 2007, as amended. No deferred compensation is owed to Mr. Long for 2021.

(4)	Mr. Long’s other compensation in 2021 consisted of $2,550 in 401(k) contributions and $13,150 in life insurance benefits.

(5)

We granted 12,000 restricted stock units convertible into 12,000 shares of common stock, vesting one-third each on November 18, 2022, 2023 and 2024, or upon change of control, to each of our non-employee directors.

Narrative to Director Compensation Table

During 2021, Mr. Hoch received no compensation for serving on our Board of Directors due to his status as Chief Executive Officer of our Company. Mr. Hoch’s compensation is detailed in the section “Executive Compensation.”

Mr. Michael Long is our Co-Founder and has served as our Chief Executive Officer and Chairman of the Board since 1998. On August 4, 2016, Mr. Long retired as our Chief Executive Officer but continued to provide his extensive knowledge as our Chairman of the Board. Prior to Mr. Long’s retirement, we entered into an employment agreement effective February 27, 2007, as amended. In connection with Mr. Long’s retirement as our Chief Executive Officer, we agreed to continue paying his agreed-upon compensation, benefits and expense reimbursements. The agreement provides for an annual base salary of $375,000 per year, unless increased by us. In addition, Mr. Long will receive an annual bonus of $216,000 during the term of the agreement to be paid in cash or stock at our sole discretion. In 2021, Mr. Long elected to receive a base salary of $255,000 per year in lieu of the base salary of $375,000 that would have been due to him for 2021 under the employment agreement and no bonus compensation. No deferred compensation is owed to Mr. Long for 2021.

Also, pursuant to our employment agreement with Michael Long, as amended, in the event of change in control, termination without cause, or non-renewal of the employment agreement, we will be liable for separation payments, equaling an amount of (a) 2.95 times the respective base salary and bonus payments, plus (b) a pro rata portion of the respective annual bonus based on the number of days elapsed in the year prior, plus (c) 2.0 times the respective base salary for non-competition, and (d) one year of continuing other benefits. We will also accelerate vesting of stock incentive awards, which as of December 31, 2021 are valued at $2,616,000. At December 31, 2021, there were 600,001 shares of unvested restricted common stock outstanding for Mr. Long, 66,667 shares of which vest on October 4, 2022, and 533,334 shares of which vest on December 29, 2024.

In the case of termination of the agreement due to the death of Mr. Long, we will be liable for separation payments, equaling an amount of 2.95 times the base salary. The deferred compensation does not include amounts paid or accrued to Mr. Long for bonuses or bonus compensation, benefits or equity awards. Unpaid and unearned bonus compensation or bonus deferred compensation is forfeited. No deferred compensation will be due as long as we and/or an insurance company continue to pay executive’s Mr. Long’s base salary, minus any monthly base salary already paid to the executive prior to his death pursuant to the executive’s disability, to the executive’s estate for a period of up to 36 months. If these continuing payments cease before 36 months, we will have to pay the executive’s estate the deferred compensation minus any base salary payments within 30 days of the cessation. Further, all stock options issued to the executive and all restricted stock granted to executive shall continue on their vesting schedule. In the case of termination of the agreement due to disability without death by Mr. Long, we will be liable for separation payments, equaling an amount of disability benefits constituting base salary for 36 months. Unpaid and unearned bonus compensation or bonus deferred compensation is forfeited. Further, all stock options issued to the executive and all restricted stock granted to executive Mr. Long shall continue on their vesting schedule. No further compensation will be due for compliance with the agreements’ non-compete, non-solicitation and disparagement clauses.

We entered into independent director agreements with all our independent directors. Per the agreements, we agreed to pay each director $1,000 per quarter for participating in board and committee meetings, including the annual shareholder meeting. As chair of the Audit Committee, Mr. Bender received $15,000 in additional annual compensation, but no additional compensation for ad hoc or preparatory meetings or for being the chair of another committee. Our directors do not receive any additional compensation for ad hoc or preparatory meetings or for being the chair of a committee, other than the chair of the Audit Committee who receives an additional $15,000 per annum upon the timely filing of the annual report with the Securities and Exchange Commission. In addition, an Audit Committee member who is not a chairperson but holds a valid CPA license will receive an additional $5,000 per annum.

Pursuant to the independent director agreements, the terms of their respective directorships terminate on the earliest of the following: (a) the death or disability of the director; (b) the termination of the director from membership on the Board by mutual agreement; (c) the removal of the respective director from the Board by the majority stockholders of the Company; and (d) the resignation by the director from the Board.

As of December 31, 2021, there were 18,666 restricted stock units convertible into 18,666 shares of common stock outstanding for Mr. Bender. 3,333 of these units vested on April 1, 2022, 3,333 units vest on April 1, 2023; and 4,000 units each vest on November 18, 2022, 2023 and 2024.

As of December 31, 2021, there were 32,000 restricted stock units convertible into 32,000 shares of common stock outstanding for Mr. Rollins. 10,000 of these units vested on April 1, 2022, 10,000 units vest on April 1, 2023; and 4,000 units each vest on November 18, 2022, 2023 and 2024.

On August 29, 2020, in connection with his appointment to our Board, we granted Mr. Beyer 66,667 restricted stock units convertible into 66,667 shares of common stock. 22,223 units vested on August 29, 2020 and Mr. Beyer returned 7,334 shares to cover taxes due. 22,222 units vested on August 29, 2021 and Mr. Beyer returned 6,667 shares to cover taxes due. 22,222 units vest on August 29, 2022. On November 18, 2021, we granted Mr. Beyer 12,000 restricted stock units convertible into 12,000 shares of common stock that vest 4,000 each on November 18, 2022, 2023 and 2024.

Any unvested units are forfeited upon termination of the directorship for any reason.

Executive Officers

Executive Officers’ Biographies and Qualifications

The biographies of our executive officers and certain information regarding each officer’s experience, attributes, skills and/or qualifications that led to the conclusion that the officer should be serving as an officer of Usio are stated below.

Louis A. Hoch, age 56 – President, Chief Executive and Operating Officer and Vice Chairman of the Board

For Mr. Hoch’s biography, please refer to the section entitled “Director Biographies and Qualifications.”

Tom Jewell, age 65 – Chief Financial Officer

Mr. Jewell has served as our Senior Vice President and Chief Financial Officer since January 6, 2017. He was a member of our Board of Directors from November 11, 2016 to January 6, 2017. Mr. Jewell has over 35 years of business leadership experience focused on management, auditing, accounting, internal controls and finance. Previously, Mr. Jewell was the founder and owner of LTJ Financial Consulting, LLC. LTJ Financial Consulting which provided Chief Financial Officer and Controller advisory services for middle market companies in need of accounting process improvements or were looking to scale their business. Mr. Jewell performed this role from May 2009 to January 2017. His clients included start-ups seeking funding, clients in retail, staffing, construction and software industries and included serving as an FDIC approved consultant assisting the FDIC close failed banking institutions during the banking crisis. Prior to 2009, Mr. Jewell served as Chief Financial Officer for a multi-state photography studio chain from 2007 to 2009. Prior to 2007, Mr. Jewell provided financial leadership to divisional units of RadioShack, Verizon and Kentucky Fried Chicken. Mr. Jewell began his career at Touche Ross (Deloitte). Mr. Jewell was a member of the Dallas and Fort Worth chapters of Financial Executives International (FEI) and a founding member of the Dallas Chapter of the CFO Leadership Council until 2018. Mr. Jewell is a Certified Public Accountant.

Houston Frost, Ph.D., age 40 – Senior Vice President, Corporate Development and Prepaid Services

Mr. Frost has served as our Senior Vice President Corporate Development and Prepaid Products since December 2014. Prior to joining us, Mr. Frost served as President and Chief Executive Officer of Akimbo Financial, Inc. since its inception. Mr. Frost co-founded Akimbo in January 2010 motivated by a desire to reinvent the prepaid card. Mr. Frost has more than six years of experience in the prepaid and payments industry and ten years of experience in financial services. Prior to Akimbo, Mr. Frost worked in New York as an Associate at JPMorgan Chase & Co. on the Fixed-Income Strategy team. Since January 2019, Mr. Frost is a director of Trans Pecos Banks, SSB, Texas. Mr. Frost earned his Ph.D. in Chemical and Biological Engineering from Northwestern University in 2007 and a Bachelor of Science in Chemical and Biological Engineering from the University of Colorado in 2003.

Greg Carter, age 58 – Executive Vice President, Payment Acceptance

Greg Carter has served in numerous senior management assignments within the telecommunications, billing and settlement, and retail industries. Notably, from May 2008 until May 2012, Mr. Carter was the Chief Executive Officer for BSG Clearing Solutions, with revenues of $142 million dollars, and a publicly-held (London Stock Exchange: AIM and was previously traded on Nasdaq) settlement and clearing house. Other assignments include senior-level sales and marketing roles at MCI/Telecom*USA, US Long Distance, Qwest and nii Communications. Greg is a proud veteran of the United States Marine Corps.

Other Involvement in Certain Legal Proceedings

None of our executive officers have been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our executive officers during the last ten years that we consider material to the evaluation of the ability and integrity of any executive officer.

Executive Compensation

Named Executive Officers

This Proxy Statement contains information about the compensation paid to our Named Executive Officers, as defined by Item 402(m)(2) of Regulation S-K, during our fiscal year ended December 31, 2021. In accordance with the rules and regulations of the Securities and Exchange Commission for smaller reporting companies, we determined that the following officers were our Named Executive Officers:

•	Louis A. Hoch, President, Chief Executive and Operating Officer;

•	Tom Jewell, Chief Financial Officer;

•	Houston Frost, Senior Vice President, Corporate Development and Prepaid Services; and

•	Greg Carter, Executive Vice President, Payment Acceptance.

Compensation Overview

We qualify as a “smaller reporting company” under the rules promulgated by the Securities and Exchange Commission, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies. Accordingly, this executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies.

Role of the Compensation Committee

The Compensation Committee’s primary functions are to assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to our major compensation plans, policies and programs. All compensation for our executive officers is determined by the Compensation Committee of our Board of Directors, which is composed only of independent directors. The Compensation Committee is charged with the responsibility of reviewing the performance and establishing the total compensation of our executive officers on an annual basis. The Compensation Committee often discusses compensation matters as part of regularly scheduled Board and committee meetings. The Compensation Committee administers our incentive plans, and is responsible for approving grants of equity awards under such plans. The Compensation Committee acts under the authority of a written charter, which is available on our website at paymentdata.com/invest.

Compensation Philosophy and Objectives

Due to the size of our Company, the performance of the Named Executive Officers directly affects all aspects of our results. Consequently, our compensation philosophy is to reward executive officers for the achievement of short- and long-term corporate and individual performance, as measured by the attainment of specific goals for the creation of long-term shareholder value. Also, to ensure that we are strategically and competitively positioned for the future, the Compensation Committee has the discretion to attribute significant weight to other factors in determining executive compensation, such as maintaining competitiveness, expanding markets, pursuing growth opportunities and achieving other long-range business and operating objectives. The level of compensation should also allow us to attract, motivate, and retain talented executive officers that contribute to our long-term success. The compensation of our Chief Executive Officer and other executive officers is comprised of cash compensation and long-term incentive compensation in the form of base salary, restricted stock awards and stock options with the possibility to earn bonuses.

Summary Compensation Table for the Years Ended December 31, 2021 and 2020

The following table sets forth the compensation for the years ended December 31, 2021 and 2020 awarded to, earned by, or paid to (i) all persons who served as our principal executive officers during the last fiscal year; (ii) our most highly compensated executive officer other than the principal executive officers; and (iii) one other person for whom disclosure would have been provided but for the fact that the person was not serving as an executive officer at the end of the last fiscal year. We refer to the individuals included in the Summary Compensation Table as our “named executive officers.”

Name and Principal Position	Fiscal Year Ended Dec. 31	Salary ($)	Bonus ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Louis A. Hoch Vice Chairman, President and Chief Executive Officer	2021	495,385	--	830,700	29,401	1,355,486
	2020	350,000	--	540,000 (3)	27,144	917,144
Tom Jewell Chief Financial Officer	2021	246,538	--	453,690	19,820	720,048
	2020	223,846	--	216,000	16,526	456,372
Houston Frost SVP, Corporate Development and Prepaid Services	2021	174,154	--	198,090	7,575	379,819
	2020	162,380	35,000 (4)	162,000	8,480	367,788
Greg Carter EVP, Payment Acceptance	2021	208,462	--	249,210	16,956	474,628
	2020	205,000	--	--	14,747	219,747

(1)	Represents the aggregate grant date fair value of stock awards granted in the covered fiscal year as computed in accordance with FASB ASC Topic 718.

(2)	The following table provides the details for the amounts reported in this column for each Named Executive Officer:

Name	Fiscal Year	Matching 401(k) Contributions ($)	Life Insurance premiums ($)	Membership Dues
Louis Hoch	2021	11,600	7,001	10,800
	2020	11,400	5,160	10,584
Tom Jewell	2021	9,862	2,758	7,200
	2020	8,954	588	6,984
Houston Frost	2021	6,966	609	--
	2020	7,892	588	--
Greg Carter	2021	7,708	2,048	7,200
	2020	7,175	588	6,984

(3)

Mr. Hoch received his allotted bonus of $216,000 in stock at the closing price of $1.5779 on October 15, 2020, or a total of 136,891 shares, pursuant to his employment agreement prior to the last amendment. He also participated in the Company award of stock on April 1, 2020, pursuant to which he received 300,000 shares of common stock as a performance bonus. The April 1, 2020 shares vest in 10 years and have an issue price of $1.08 per share.

(4)	One-time cash bonus.

Narrative to Summary Compensation Table

Named Executive Officer Employment Agreements

We entered into an employment agreement with Louis A. Hoch effective February 27, 2007, as amended. Under the agreement, Mr. Hoch agreed to serve as our Vice Chairman of the Board, President and Chief Executive and Operating Officer. Mr. Hoch assumed the Chief Executive Officer role in August 2016. The employment agreement, as amended, provides for an annual base salary of $566,000 per year, unless increased by us. In 2020, Mr. Hoch received a bonus of $216,000 in stock at the closing price of $1.5779 on October 15, 2020, or a total of 136,891 shares pursuant to his old agreement. Mr. Hoch is also entitled to participate in any Company bonus program, option program or other equity program for senior executive officers commensurate with his position and duties.

We entered into an employment agreement with Mr. Jewell on January 6, 2017, as amended. Pursuant to the employment agreement, we agreed to pay Mr. Jewell a base annual salary of $325,000 effective November 22, 2021, increased from $240,000. In addition, Mr. Jewell will be entitled to receive performance stock grants or stock options as awarded by our management annually up to an amount not exceeding 50% of the highest salary received in any year of the agreement. Mr. Jewell also received 200,000 restricted stock units convertible into shares of our common stock, pursuant and subject to the terms of our 2015 Equity Incentive Plan. Such units will vest in five equal installments, which began on January 6, 2018, and continued through January 6, 2022. The employment agreement has a term of two years with a renewal of one-year increments and such term commenced on April 18, 2021.

Mr. Frost received 266,667 shares of our common stock to be vested 120,000 shares in equal increments of 3,334 shares a month of which the first tranche of 3,334 shares vested on January 31, 2015 and the last tranche vested on December 31, 2017. The remaining shares vest on January 31, 2025. Mr. Frost will also be entitled to receive stock grants and future stock options as authorized by our executive compensation committee and/or our Chief Executive Officer. Since January 1, 2017, Mr. Frost is serving as our Senior Vice President Corporate Development and Prepaid Products at-will with a salary of $200,000 per annum effective November 22, 2021, from $172,000 per annum effective October 12, 2020.

Mr. Carter has 175,000 restricted shares of common stock which will vest on December 31, 2029. Mr. Carter will also be entitled to receive stock grants and future stock options as authorized by our executive compensation committee and/or our Chief Executive Officer. Since December 2, 2019, Mr. Carter is serving as our Executive Vice President, Merchant Processing, at-will with a salary of $205,000 per annum, raised to $250,000 per annum effective November 22, 2021.

On April 1, 2020, we granted 300,000 shares of common stock to Mr. Hoch, 200,000 shares of common stock to Mr. Jewell, and 150,000 shares of common stock to Mr. Frost as a performance bonus. The shares vest in 10 years and have an issue price of $1.08 per share.

On November 18, 2021, our compensation committee approved stock bonuses for employees, officers and directors, including our Named Executive Officers. The grants were made on November 18, 2021, using the closing price of $6.39 per share. All grants are subject to time-based vesting and upon a change of control. The participating officers were as follows:

●

Louis A. Hoch, our Chief Executive Officer and President, long-term grant of 100,000 restricted shares of common stock vesting on the 10-year anniversary, and a short-term grant of 30,000 restricted shares of common stock vesting in three equal tranches of 10,000 each on November 18, 2022, 2023 and 2024;

●

Tom Jewell, Chief Financial Officer, long-term grant of 50,000 restricted shares of common stock vesting on the 10-year anniversary, and a short-term grant of 21,000 restricted shares of common stock vesting in three equal tranches of 7,000 each on November 18, 2022, 2023 and 2024;

●

Houston Frost, our Senior Vice President, Corporate Development and Prepaid Products, long-term grant of 25,000 restricted shares of common stock vesting on the 10-year anniversary, and a short-term grant of 6,000 restricted shares of common stock vesting in three equal tranches of 2,000 each on November 18, 2022, 2023 and 2024; and

●

Greg Carter, our Executive Vice President, Merchant Processing, long-term grant of 30,000 restricted shares of common stock vesting on the 10-year anniversary, and a short-term grant of 9,000 restricted shares of common stock vesting in three equal tranches of 3,000 each on November 18, 2022, 2023 and 2024.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of unvested stock awards by grant date outstanding on December 31, 2021, the last day of our fiscal year, to each of the named executive officers included in the Summary Compensation Table. Share numbers have been adjusted for 1-for-15 reverse stock split effective July 23, 2015.

	Stock awards
Name	Grant Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Louis A. Hoch	10/04/2012	66,667 (2)	290,700
	12/29/2014	533,334 (3)	2,325,300
	11/22/2017	300,000 (4)	1,308,000
	4/1/2020	300,000 (5)	1,308,000
	11/18/2021	30,000 (6)	130,800
	11/18/2021	100,000 (7)	436,000

Tom Jewell	1/06/2017	40,000 (8)	174,400
	11/22/2017	150,000 (4)	654,000
	4/1/2020	200,000 (5)	872,000
	11/18/2021	21,000 (6)	91,600
	11/18/2021	50,000 (7)	218,000

Houston Frost	12/23/2014	146,667 (9)	639,500
	11/22/2017	100,000 (4)	436,000
	4/1/2020	150,000 (5)	654,000
	11/18/2021	6,000 (6)	26,200
	11/18/2021	25,000 (7)	109,000

Greg Carter	12/31/2019	175,000 (10)	763,000
	11/18/2021	9,000 (6)	39,200
	11/18/2021	30,000 (7)	130,800

(1)	Calculated using the Nasdaq Capital Market closing price of $4.36 per share of our common stock on the last trading day of our fiscal year, or December 31, 2021.

(2)	Vests on October 4, 2022 or earlier upon a change of control.

(3)	Vests on December 29, 2024 or earlier upon a change of control.

(4)	Vests on November 21, 2027 or earlier upon a change of control.

(5)	Vests on April 1, 2030 or earlier upon a change of control.

(6)	Vests in three equal tranches on November 18, 2022, 2023, and 2024 or earlier upon a change of control.

(7)	Vests on November 18, 2031 or earlier upon a change of control.

(8)	200,000 restricted stock units vest in five equal tranches of 40,000 per year, beginning on January 6, 2018 and becoming fully-vested on January 6, 2022.

(9)	Vests on January 31, 2025 or earlier upon a change of control.

(10)	Vests on December 31, 2029, or earlier upon a change of control.

Narrative to Outstanding Equity Awards at Fiscal Year-End Table

Retirement Benefits

We do not have any qualified or non-qualified defined benefit plans. We do have a tax-qualified defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code. All of our eligible full and part-time employees who meet certain age requirements may participate in this 401(k) plan. Participants may contribute between 1% and 80% of their pre-tax compensation but may not contribute more than the maximum as mandated by law. The 401(k) plan allows for us to make discretionary and matching contributions. In 2021 and 2020, we matched 100% of employee contributions up to 3% and 50% of the employee contribution over 3% with a maximum employee contribution of 5%.  We made matching contributions of $212,870 and $152,835 in 2021 and 2020, respectively.

Non-qualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

The employment agreements we entered into with Mr. Hoch and Mr. Jewell, respectively, provide for potential payments upon termination or a change of control.

Pursuant to our employment agreement with Louis Hoch, President, Chief Executive Officer, and Chief Operating Officer, as amended, in the event of change in control, termination without cause, or non-renewal of the employment agreement, we will be liable for separation payments, equaling an amount of (a) 2.95 of the base salary and bonus payments, plus (b) a pro rata portion of the annual bonus based on the number of days elapsed in the year prior, plus (c) 2.0 times the base salary for non-competition, and (d) one year of continuing other benefits. We will also accelerate vesting of stock incentive awards, which as of December 31, 2021 are valued at approximately $5,800,000.

In the case of termination of the agreement due to the death of Mr. Hoch, we will be liable for separation payments, equaling an amount of 2.95 of the base salary. The deferred compensation does not include amounts paid or accrued to Mr. Hoch for bonuses or bonus compensation, benefits or equity awards. Unpaid and unearned bonus compensation or bonus deferred compensation is forfeited. No deferred compensation will be due as long as we and/or an insurance company continue to pay Mr. Hoch’s base salary, minus any monthly base salary already paid to the executive prior to his death pursuant to his disability, to his estate for a period of up to 36 months. If these continuing payments cease before 36 months, we will have to pay his estate the deferred compensation minus any base salary payments within 30 days of the cessation. Further, all stock options issued to the executive and all restricted stock granted to Mr. Hoch shall continue on their vesting schedule.

In the case of termination of the agreement due to disability without death by Mr. Hoch, we will be liable for separation payments, equaling an amount of disability benefits constituting base salary for 36 months. Unpaid and unearned bonus compensation or bonus deferred compensation is forfeited. Further, all stock options issued to Mr. Hoch and all restricted stock granted to Mr. Hoch shall continue on their vesting schedule. No further compensation will be due for compliance with the agreements’ non-compete, non-solicitation and disparagement clauses.

Pursuant to our employment agreement with Mr. Jewell, our Chief Financial Officer, in the event of change in control, termination upon our default, for good reason or without cause we will be liable for separation payments. The deferred compensation shall be the amount which is calculated as the base salary payments Mr. Jewell would have received had his employment continued for the remaining term of the employment agreement (including yearly increases calculated at the maximum increase for the prior two years), plus one year of base salary, plus all of the benefits remaining under the employment agreement and a pro-rata portion of the bonus compensation for that year. In addition, all stock options and restricted stock granted to Mr. Jewell will become fully vested.

Proposal No. 2 – Advisory Vote to Approve Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934. As required pursuant to Section 14A of the Exchange Act, Proposal No. 2 is a non-binding, advisory proposal on the compensation that we paid to our Named Executive Officers for the year ended December 31, 2021. The Board of Directors is providing shareholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our Named Executive Officers for the year ended December 31, 2021.

We believe in the power of open disclosure and know the only way to build and strengthen our reputation and our Company is through honesty and trust. In connection with that belief and as required by SEC rules, we are asking our shareholders to approve, on an advisory basis, the compensation that we paid to our Named Executive Officers.

As discussed under the heading “Executive Compensation—Compensation Overview” in this Proxy Statement, our compensation objectives are to: attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide incentives for future performance; and align the interests of the Named Executive Officers with the interests of our shareholders. The Board is asking shareholders to support this proposal based on the disclosure set forth in these sections of this Proxy Statement, which, among other things, demonstrates:

•	our commitment to ensuring executive compensation is aligned with our corporate strategies and business objectives and competitive with those of other companies in our industry;

•

the design of our compensation programs is intended to reward our Named Executive Officers for the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	our strong emphasis on the alignment of the incentives of our Named Executive Officers with the creation of increased shareholder value.

Required Vote and Voting Recommendation

Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker “non-votes,” if any, will not have any impact on this advisory vote.

Your Board of Directors is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and accompanying narrative disclosure under the heading “Executive Compensation.”

Proposal No. 3 – Advisory Vote to Approve Frequency of Future Say-on-Pay Votes

This proposal gives our shareholders the opportunity to cast an advisory, non-binding vote, in accordance with Section 14A of the Exchange Act, on how often we should include advisory say-on-pay votes (that is, votes similar to Proposal 2 in this Proxy Statement) in our proxy materials for our future annual shareholders’ meetings or any special shareholders’ meeting for which we must include Named Executive Officer compensation information in the proxy materials. Shareholders may vote their preference to have future advisory say-on-pay votes once every year, once every two years, or once every three years. If you have no preference, you may choose to abstain from voting on this proposal.

The Board believes that holding an annual advisory say-on-pay vote is the most appropriate option for our company because it will allow our shareholders to provide us with their input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement on a timely basis. The Board therefore recommends shareholders vote “1 Year” for this Proposal No. 3.

Required Vote and Voting Recommendation

In voting on this Proposal No. 3, shareholders may cast their advisory vote to conduct future advisory say-on-pay votes every “1 Year,” “2 Years,” “3 Years,” or “Abstain.” As an advisory vote, this Proposal No. 3 is not binding on the Company or the Board. However, the Board values the opinions expressed by our shareholders and will take into account the outcome of this vote when considering the frequency of future advisory say-on-pay votes.

Your Board of Directors recommends that shareholders vote to hold future advisory say-on-pay votes every 1 Year.

SHARE OWNERSHIP

Equity Compensation Plan Information

The following table provides information as of December 31, 2021 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	435,655	$4.24	5,038,542
Equity compensation plans not approved by security holders	--	--	--
Total	435,655	$4.24	5,038,542

Our 2015 Equity Incentive Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code and the grant of stock options, restricted stock, stock units, performance awards, or other awards to employees, non-employee directors, and consultants.

The Board of Directors authorized 5,000,000 shares (adjusted for the 1-for-15 reverse split effective on July 23, 2015) of our common stock for issuance under the 2015 Equity Incentive Plan, including automatic increases provided for in the 2015 Equity Incentive Plan through fiscal year 2025. The number of shares of our common stock reserved for issuance under the 2015 Equity Incentive Plan will automatically increase, with no further action by the shareholders, on the first business day of each fiscal year during the term of the Plan, beginning January 1, 2016, in an amount equal to 5% of the issued and outstanding shares of stock on the last day of the immediately preceding year, or such lesser amount if so determined by the Board or the Administrator. On January 1, 2022, 2021 and 2020, respectively, the number of authorized common shares under the plan increased by 1,273,672, 1,248,749 and 855,250, respectively, in accordance with the automatic increase provision described above.

Security Ownership of Certain Beneficial Owners

The following tables set forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of April 27, 2022 by: (i) each shareholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our Named Executive Officers, (iii) each of our current directors, and (iv) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after April 27, 2022. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Shareholders Known by Us to Own 5% or More of Our Common Stock

Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Shares Beneficially Owned (1)
National Services, Inc. (2) 750 E. Green St. Pasadena, CA 91101	1,378,500	5.4%
Topline Capital Partners, L.P. (3) 2913 3rd Street, Unit 201 Santa Monica, CA 90405	3,325,749	13.0%

(1)	On April 27, 2022, we had a total of 25,538,807 shares of common stock issued and outstanding (which excludes 1,352,871 treasury shares).
(2)	We relied in part on the Schedule 13G filed with the SEC by National Services, Inc. on March 23, 2016 for this information.
(3)	We relied in part on the Schedule 13G/A filed with the SEC by Topline Capital Partners, L.P., Topline Capital Management, LLC and Collin McBirney on February 14, 2022 for this information.

Officers and Directors

		Amount of Beneficial Ownership			Percent of Shares Beneficially Owned (3)
Name and address of beneficial owner (1)	Nature of beneficial ownership	Shares Owned	Shares – Rights to Acquire (2)	Total
Michael Long	Chairman of the Board	1,901,873	--	1,901,873	7.4%
Louis Hoch	President, Chief Executive Officer, and Vice Chairman of the Board	2,710,825	30,000	2,740,825	10.7%
Houston Frost	Senior Vice President	539,027	7,000	546,027	2.1%
Tom Jewell	Chief Financial Officer	562,222	21,000	583,222	2.3%
Greg Carter	Executive Vice President	205,000	9,000	214,000	*
Ernesto Beyer	Director	30,444	34,222	64,666	*
Brad Rollins	Director	86,667	22,000	108,667	*
Blaise Bender	Director	73,334	15,333	88,667	*
All directors and executive officers as a group (8 persons)		6,109,392	138,555	6,247,947	23.3%

*	Indicates ownership of less than 1.0%.

(1)	Unless otherwise stated, the address of each beneficial owner listed on the table is c/o Usio, Inc., 3611 Paesanos Parkway, Suite 300, San Antonio, Texas 78231.

(2)

Represents shares subject to outstanding stock options and restricted stock units currently exercisable or which will be exercisable, or currently vested or that will vest within 60 days of April 27, 2022.

(3)	On April 27, 2022, we had a total of 25,538,807 shares of common stock outstanding (which excludes 1,352,871 treasury shares).

As of December 31, 2021, there are no arrangements among our beneficial owners, known to management, which may result in a change in control of our Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of our securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of copies of such reports, we believe that, during the fiscal year ended December 31, 2021, no person required to file reports under Section 16(a) of the Securities Exchange Act of 1934 failed to file such reports on a timely basis during such fiscal year, except for the following forms: one form filed late by one day for one transaction by our director Mr. Brad Rollins; one form filed late by one day for two transactions by our director Mr. Blaise Bender; one form file late by fifteen days for one transaction by our director Mr. Ernesto Beyer; one form filed late by one day for one transaction by our officer Mr. Houston Frost; one form filed late by one day for one transaction by 10% holders Topline Capital Partners, LP and Topline Capital Management LLC; and one form filed late by twenty-one days for eleven transactions, two forms filed late by three days for three transactions each, and four forms filed late by one day for one transaction each by our director Mr. Michael Long.

AUDIT MATTERS

Report of the Audit Committee

In 2021, the Audit Committee was comprised of our independent directors Messrs. Bender (chair), Rollins, and Beyer.

The Audit Committee’s purpose is to assist the Board of Directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. ADKF, P.C., our independent registered accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board.

In overseeing the preparation of our financial statements, the Audit Committee has had access to our management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has met with our independent auditors with regard to our audited financial statements for the year ended December 31, 2021. For the year ended December 31, 2021, the Audit Committee did receive the independent auditor’s letter and written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In reliance on the reviews and discussion with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Usio’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC. The Audit Committee recommended, and the Board appointed ADKF, P.C. to serve as Usio’s independent registered public accounting firm for the year ending December 31, 2022.

Audit Committee

Blaise Bender	Ernesto Beyer	Bradley Rollins

(Chairman)

Proposal No. 4 – Ratification of the Appointment of ADKF, P.C.

The Audit Committee has recommended and the Board has appointed ADKF, P.C. as our independent registered public accounting firm for the year ending December 31, 2022. Representatives of ADKF, P.C. are expected to be present at the 2022 Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although shareholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of ADKF, P.C. to our shareholders for ratification to permit shareholders to participate in this important corporate decision.

Required Vote and Voting Recommendation

Ratification of the appointment of ADKF, P.C. requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock entitled to vote. Accordingly, an abstention will have the effect of a negative vote. Because this Proposal is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this Proposal. Thus, if you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on this Proposal, your broker may cast a vote on your behalf for this Proposal. In the event ratification is not obtained, the Audit Committee and the Board will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm.

Your Board of Directors recommends a vote FOR the ratification of ADKF, P.C. as our independent registered public accounting firm for the year ending December 31, 2022.

Principal Accountant Fees and Services

ADKF, P.C. has audited our financial statements since 2003. The aggregate fees billed to us for professional accounting services, including the audit of our annual consolidated financial statements by our independent registered public accounting firm for the years ended December 31, 2021 and 2020, are set forth in the table below.

	Year Ended December 31,
	2021	2020
Audit fees	$124,500	$133,600
Tax fees	19,000	16,000
Other fees	--	--
Total fees	$143,500	$149,600

For purposes of the preceding table, the professional fees are classified as follows:

Audit Fees. Audit fees include fees for professional services billed for the audit of the consolidated financial statements included in our annual report on Form 10-K filing, the review of consolidated financial statements included in our quarterly reports on Form 10-Q filings, comfort letters, consents and assistance with and review of documents filed with the SEC. The fees include amounts billed to us during each respective calendar year.

Tax Fees. Tax fees include fees for professional services rendered by our independent registered public accounting firm for tax compliance, tax planning and tax advice. Tax compliance involves preparation of original and amended tax returns. Tax planning and tax advice encompass a diverse range of subjects, including assistance with tax audits and appeals, tax advice related to dispositions, and requests for rulings or technical advice from taxing authorities. The fees include amounts billed to us during each respective calendar year.

Other Fees. Other fees may include fees for professional services rendered by our independent registered public accounting firm for fees other than represented in Audit Fees and Tax Fees.

Audit Committee Pre-Approval Policies and Procedures

We may not engage our independent registered public accounting firm to render any audit or non-audit service unless our Audit Committee approves the service in advance. 100% of the services performed by our independent registered public accounting firm described above were approved in advance by our Audit Committee.

GENERAL INFORMATION

Below you will find general information on Shareholder Proposals, “Householding” of Proxy Materials, and more specific instructions on how to vote, which can be found on your proxy voting card.

Shareholder Proposals

There are no shareholder proposals for the 2022 Annual Meeting. If you would like information on submitting a shareholder proposal to be included in the 2023 Proxy Statement and Annual Meeting, please refer to the information below.

How do I submit a Shareholder Proposal to be Included in the Proxy Statement?

You must submit your proposal to our Secretary no later than December 30, 2022 – 120 calendar days before the anniversary of this Proxy Statement release. This is to comply with Rule 14a-8 under the 1934 Act.

What if the date of the 2023 Annual Meeting is significantly different?

If the date of the Annual Meeting is changed by more than 30 days, the proposal must be submitted to our Secretary by the close of business on the later of:

•     90 days prior to the Annual Meeting, OR

•     7 days following the first public announcement of the Annual Meeting date

Who Presents the Proposal at the Meeting?

The Shareholder proponent, or a representative who is qualified under state law, must appear in person at the 2023 Annual Meeting of Shareholders to present the proposal.

How Should I Send my Proposal?

Please send your proposal to our Secretary at:

Usio, Inc.
3611 Paesanos Parkway, Ste. 300
San Antonio, Texas 78231

We strongly suggest that proposals are sent by Certified Mail – Return Receipt Requested.

What Must be Included in My Notice that I send to the Secretary?

1.     A brief description of the proposed business

2.     The text of the proposal

3.     Reasons for conducting the business at the meeting

4.     Name and address (as they appear on our books) of the shareholder proposing such business

5.     The beneficial owner (if any) on whose behalf the proposal is made

6.     Any material interest of the shareholder in such business

7.     Any other information required by proxy proposal submission rules of the SEC

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for us. Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in May of each year, by notifying us in writing at: Secretary, Usio, Inc., 3611 Paesanos Parkway, Ste. 300, San Antonio, TX 78231, or by contacting us at (210) 249-4100. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (210) 249-4100, and we will undertake to deliver such additional copies promptly. If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Other Matters

Your Board of Directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the 2022 Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors.

Louis A. Hoch President and Chief Executive Officer San Antonio, Texas

The Notice of Annual Meeting, Proxy Statement, form of proxy and our 2021 Annual Report on Form 10-K are available at www.proxyvote.com. We will provide copies of our Proxy Statement and our 2021 Annual Report free of charge upon request. We will also provide copies of exhibits to our 2021 Annual Report, but may charge a reasonable fee per page to any requesting shareholder. Shareholders may make such requests in writing to Secretary, Usio, Inc., 3611 Paesanos Parkway, Ste. 300, San Antonio, TX 78231. The request must include a representation by the shareholder that as of April 27, 2022, the shareholder was entitled to vote at the 2022 Annual Meeting.

Thank You

Thank you for being a shareowner of Usio, Inc.

Learn more at http://usio.com/

Our 2022 Proxy Statement	Our 2021 Annual Report	Our Company Website	Our Nasdaq Listing

Appendix A

Proxy Card

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 20, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 20, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D85034-P74639 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

USIO, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Director

Nominee:	**For**	**Withhold**
1a. Michael R. Long	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. To vote, on an advisory basis, on the frequency of future say-on-pay votes.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

D85035-P74639

USIO, INC.
Annual Meeting of Shareholders
June 21, 2022 10:00 AM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Louis A. Hoch and Tom Jewell, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of USIO, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, CDT on June 21, 2022, Usio's offices located at 3611 Paesanos Parkway, Suite 300, San Antonio, Texas 78231, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side